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                                                                    EXHIBIT 99.1


                               SHOPKO STORES, INC.
                               SHARED SAVINGS PLAN



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                   CERTIFICATION OF PERIODIC FINANCIAL REPORT
                       PURSUANT TO 18 U.S.C. SECTION 1350

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chairman of the ShopKo Stores, Inc. Shared Savings Plan Retirement Committee as plan administrator (the "Administrator") for the ShopKo Stores, Inc. Shared Savings Plan (the "Plan") certifies on behalf of the Administrator that, to his knowledge, the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Plan.



Dated: June 27, 2003                                   SHOPKO STORES INC.
                                                       SHARED SAVINGS PLAN

                                                       /s/ R. John Pindred
                                                       R. John Pindred, Chairman


         This certification accompanies this Annual Report on Form 11-K pursuant to Section 906 of the Sarbanes Oxley Act of 2002 and shall not be deemed filed for purposes of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to ShopKo Stores, Inc. and will be retained by ShopKo Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




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